Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2011 with respect to the consolidated financial statements and schedules included in the Annual Report of Resource Real Estate Opportunity REIT, Inc. and subsidiary on Form 10-K for the year ended December 31, 2010.  We hereby consent to the incorporation by reference of said report in the Post-effective Amendment No. 2 to the Registration Statement and Prospectus of Resource Real Estate Opportunity REIT, Inc. on Form S-11 (File No. 333-160463).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 30, 2011